SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
_____________________________

☐  CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)
_____________________________

SPECTRUM BRANDS, INC.1
(Exact name of obligor as specified in its charter)

Wisconsin	22-2423556
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Six Concourse Parkway Suite 3300 Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip code)

_____________________________

Variable Rate Toggle Interest Pay-In-Kind Senior Subordinated Notes due 2013
(Title of the indenture securities)

[1]	See Table 1 - List of additional obligors

Table 1

Guarantor	Jurisdiction of Incorporation	Federal EIN	Address
Tetra Holding (US), Inc.	Delaware	42-1560545	3001 Commerce Street Blacksburg, Virginia 24060
ROV Holding, Inc.	Delaware	22-2423555	c/o Delaware Corporate Management, Inc. 1105 North Market Street Suite 1300 Wilmington, Delaware 19899
ROVCAL, Inc	California	52-2068284	3210 South East Avenue Fresno, California 93725
United Industries Corporation	Delaware	43-1025604	13260 Corporate Exchange Drive St Louis, Missouri 63044
Schultz Company.	Missouri	43-0625762	13260 Corporate Exchange Drive St Louis, Missouri 63044
Spectrum Neptune US Holdco Corporation	Delaware	20-0971051	c/o Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801
United Pet Group, Inc.	Delaware	11-2392851	463 Ohio Pike Suite 303 Cincinnati, Ohio 45255
DB Online, LLC	Hawaii	20-0895221	500 Ala Moana Boulevard Suite 7-527 Honolulu, Hawaii 96813
Southern California Foam, Inc.	California	95-4236597	18-A Journey Suite #130 Aliso Viejo, California 92656
Aquaria, Inc.	California	95-2556867	6100 Condor Drive Moorpark, California 93021
Aquarium Systems, Inc.	Delaware	34-1820457	8141 Tyler Boulevard Mentor, Ohio 44060
Perfecto Manufacturing, Inc.	Delaware	59-3380419	20975 Creek Road Noblesville, Indiana 46060

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee.	Not applicable.

Item 16.	List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1. A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2. A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

* Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 9th day of March 2007.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Jane Y. Schweiger
Jane Y. Schweiger Vice President

EXHIBIT 6

March 9, 2007

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Jane Y. Schweiger
Jane Y. Schweiger Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business December 31, 2006, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$15,071
Interest-bearing balances		1,332
Securities:
Held-to-maturity securities		0
Available-for-sale securities		37,720
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		4,141
Securities purchased under agreements to resell		1,130
Loans and lease financing receivables:
Loans and leases held for sale		33,751
Loans and leases, net of unearned income	252,936
LESS: Allowance for loan and lease losses	2,088
Loans and leases, net of unearned income and allowance		250,848
Trading Assets		3,060
Premises and fixed assets (including capitalized leases)		4,045
Other real estate owned		557
Investments in unconsolidated subsidiaries and associated companies		419
Intangible assets
Goodwill		8,995
Other intangible assets		18,458
Other assets		19,144

Total assets		$398,671

LIABILITIES
Deposits:
In domestic offices		$272,350
Noninterest-bearing	76,347
Interest-bearing	196,003
In foreign offices, Edge and Agreement subsidiaries, and IBFs		39,196
Noninterest-bearing	12
Interest-bearing	39,184
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		4,271
Securities sold under agreements to repurchase		5,631

Dollar Amounts In Millions

Trading liabilities	2,145
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	7,119
Subordinated notes and debentures	10,164
Other liabilities	17,464

Total liabilities	$358,340

Minority interest in consolidated subsidiaries	61

EQUITY CAPITAL
Perpetual preferred stock and related surplus 0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	24,751
Retained earnings	14,549
Accumulated other comprehensive income	450
Other equity capital components	0

Total equity capital	40,270

Total liabilities, minority interest, and equity capital	$398,671

I, Karen B. Nelson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Karen B. Nelson
Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Avid Modijtabai
John Stumpf    Directors
Carrie Tolstedt